Exhibit 99.2
Consolidated Statements of Income (Unaudited) For the 3 months ending March 31, 2006 and 2005

	1st Quarter

(in thousands, except per share data)	2006	2005	Change

Operating Revenues
Oil and gas operations	$169,519	$102,880	$66,639
Natural gas distribution	318,623	258,128	60,495

Total operating revenues	488,142	361,008	127,134

Operating Expenses
Cost of gas	194,050	136,855	57,195
Operations and maintenance	74,483	60,405	14,078
Depreciation, depletion and amortization	34,297	31,425	2,872
Taxes, other than income taxes	32,679	26,550	6,129
Accretion expense	898	643	255

Total operating expenses	336,407	255,878	80,529

Operating Income	151,735	105,130	46,605

Other Income (Expense)
Interest expense	(13,177)	(11,670)	(1,507)
Other income	707	353	354
Other expense	(229)	(268)	39

Total other expense	(12,699)	(11,585)	(1,114)

Income From Continuing Operations Before Income Taxes	139,036	93,545	45,491
Income tax expense	51,535	34,603	16,932

Income From Continuing Operations	87,501	58,942	28,559

Discontinued Operations, Net of Taxes
Loss from discontinued operations	(7)	(19)	12
Gain on disposal of discontinued operations	-	123	(123)

Income (Loss) From Discontinued Operations	(7)	104	(111)

Net Income	$87,494	$59,046	$28,448

Diluted Earnings Per Average Common Share*
Continuing operations	$1.18	$0.80	$0.38
Discontinued operations	-	-	-

Net Income	$1.18	$0.80	$0.38

Basic Earnings Per Average Common Share*
Continuing operations	$1.19	$0.81	$0.38
Discontinued operations	-	-	-

Net Income	$1.19	$0.81	$0.38

Diluted Avg. Common Shares Outstanding*	74,094	73,657	437

Basic Avg. Common Shares Outstanding*	73,268	72,952	316

Dividends Per Common Share*	$0.11	$0.10	$0.01

*Share and per share data have been restated to reflect a 2-for-1 stock split effective June 1, 2005.

Consolidated Statements of Income (Unaudited) For the 12 months ending March 31, 2006 and 2005

	Trailing 12 Months

(in thousands, except per share data)	2006	2005	Change

Operating Revenues
Oil and gas operations	$594,334	$416,942	$177,392
Natural gas distribution	661,195	529,666	131,529

Total operating revenues	1,255,529	946,608	308,921

Operating Expenses
Cost of gas	372,817	258,006	114,811
Operations and maintenance	282,805	241,443	41,362
Depreciation, depletion and amortization	134,563	123,518	11,045
Taxes, other than income taxes	100,112	77,218	22,894
Accretion expense	2,902	2,418	484

Total operating expenses	893,199	702,603	190,596

Operating Income	362,330	244,005	118,325

Other Income (Expense)
Interest expense	(48,307)	(44,095)	(4,212)
Other income	2,517	2,436	81
Other expense	(671)	(1,458)	787

Total other expense	(46,461)	(43,117)	(3,344)

Income From Continuing Operations Before Income Taxes	315,869	200,888	114,981
Income tax expense	114,423	74,793	39,630

Income From Continuing Operations	201,446	126,095	75,351

Discontinued Operations, Net of Taxes
Income from discontinued operations	5	98	(93)
Gain on disposal of discontinued operations	9	131	(122)

Income From Discontinued Operations	14	229	(215)

Net Income	$201,460	$126,324	$75,136

Diluted Earnings Per Average Common Share*
Continuing operations	$2.73	$1.72	$1.01
Discontinued operations	-	-	-

Net Income	$2.73	$1.72	$1.01

Basic Earnings Per Average Common Share*
Continuing operations	$2.75	$1.74	$1.01
Discontinued operations	-	-	-

Net Income	$2.75	$1.74	$1.01

Diluted Avg. Common Shares Outstanding*	73,904	73,252	652

Basic Avg. Common Shares Outstanding*	73,160	72,661	499

Dividends Per Common Share*	$0.41	$0.385	$0.025

*Share and per share data have been restated to reflect a 2-for-1 stock split effective June 1, 2005.

Selected Business Segment Data (Unaudited) For the 3 months ending March 31, 2006 and 2005

	1st Quarter

(in thousands, except sales price data)	2006	2005	Change

Oil and Gas Operations
Operating revenues
Natural gas	$116,084	$67,600	$48,484
Oil	42,142	26,305	15,837
Natural gas liquids	9,677	8,145	1,532
Other	1,616	830	786

Total	$169,519	$102,880	$66,639

Production volumes from continuing operations
Natural gas (MMcf)	15,327	14,682	645
Oil (MBbl)	917	819	98
Natural gas liquids (MMgal)	16.6	15.8	0.8

Production volumes from continuing ops. (MMcfe)	23,209	21,856	1,353
Total production volumes (MMcfe)	23,209	21,906	1,303

Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$7.57	$4.60	$2.97
Oil (barrel)	$45.94	$32.12	$13.82
Natural gas liquids (gallon)	$0.58	$0.51	$0.07

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$33,862	$22,749	$11,113
Production taxes	13,093	10,204	2,889

Total	$46,955	$32,953	$14,002

Depreciation, depletion and amortization	$23,551	$21,012	$2,539
Capital expenditures	$44,905	$40,485	$4,420
Exploration expenditures	$109	$324	$(215)
Operating income	$88,539	$38,977	$49,562

Natural Gas Distribution
Operating revenues
Residential	$218,506	$178,154	$40,352
Commercial and industrial	84,557	65,300	19,257
Transportation	12,735	13,029	(294)
Other	2,825	1,645	1,180

Total	$318,623	$258,128	$60,495

Gas delivery volumes (MMcf)
Residential	11,685	13,013	(1,328)
Commercial and industrial	4,941	5,295	(354)
Transportation	13,359	13,741	(382)

Total	29,985	32,049	(2,064)

Other data
Depreciation and amortization	$10,746	$10,413	$333
Capital expenditures	$18,845	$14,802	$4,043
Operating income	$63,727	$66,404	$(2,677)

Selected Business Segment Data (Unaudited) For the 12 months ending March 31, 2006 and 2005

	Trailing 12 Months

(in thousands, except sales price data)	2006	2005	Change

Oil and Gas Operations
Operating revenues
Natural gas	$414,120	$278,778	$135,342
Oil	132,488	101,027	31,461
Natural gas liquids	39,987	33,027	6,960
Other	7,739	4,110	3,629

Total	$594,334	$416,942	$177,392

Production volumes from continuing operations
Natural gas (MMcf)	61,693	58,143	3,550
Oil (MBbl)	3,414	3,380	34
Natural gas liquids (MMgal)	71.4	68.8	2.6

Production volumes from continuing ops. (Mmcfe)	92,373	88,242	4,131
Total production volumes (Mmcfe)	92,402	88,351	4,051

Revenue per unit of production including effects of all derivative instruments
Natural gas (Mcf)	$6.71	$4.79	$1.92
Oil (barrel)	$38.80	$29.89	$8.91
Natural gas liquids (gallon)	$0.56	$0.48	$0.08

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$115,354	$84,145	$31,209
Production taxes	55,160	39,254	15,906

Total	$170,514	$123,399	$47,115

Depreciation, depletion and amortization	$91,879	$82,834	$9,045
Capital expenditures	$358,132	$422,977	$(64,845)
Exploration expenditures	$461	$2,376	$(1,915)
Operating income	$293,439	$175,295	$118,144

Natural Gas Distribution
Operating revenues
Residential	$425,105	$341,723	$83,382
Commercial and industrial	186,214	139,385	46,829
Transportation	42,996	41,875	1,121
Other	6,880	6,683	197

Total	$661,195	$529,666	$131,529

Gas delivery volumes (MMcf)
Residential	23,274	23,286	(12)
Commercial and industrial	12,144	11,570	574
Transportation	49,468	53,527	(4,059)

Total	84,886	88,383	(3,497)

Other data
Depreciation and amortization	$42,684	$40,684	$2,000
Capital expenditures	$77,319	$59,199	$18,120
Operating income	$70,245	$70,589	$(344)